FIRST AMENDMENT TO LEASE

This first amendment to lease ("Amendment") is made this 15th day of November, 1995 by and between Great Oaks Interests, a California Limited partnership having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California
95014 ("Landlord") and Komag Incorporated, a Delaware corporation having its principal place of business at 275 S. Hillview Drive Milpitas, California 95035 ("Tenant").

                                   WITNESSETH

WHEREAS Landlord and Tenant entered into a lease dated August 4, 1995 (the "Lease") for the building at 1705 Automation Parkway to be constructed on that certain 13.54 acre site on the south side of Automation Parkway in San Jose ("Premises"); and

WHEREAS effective the date of this Amendment, Landlord and Tenant wish to modify the Lease to (i) limit Landlord's obligation to reimburse Tenant for the costs of constructing the Building Shell, (ii) the change the timing of Landlord's reimbursement to Tenant of such costs, (iii) to set forth the final square footage of the Building, and (iv) to set forth the final Base Monthly Rent;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as follows:

1. Landlord and Tenant have agreed that Landlord's obligation to pay the costs associated with the construction of the Building Shell shall be limited as provided herein. Total Project Costs (as defined in Exhibit "B" of the Lease) shall be fixed at the sum of Fourteen Million and No/100 Dollars ($14,000,000.00). This amount has been determined with reference to Exhibit "B" of the Lease as follows:

  Project Cost Item                          Amount

  (i)    Land cost                         $5,036,913 (13.54 acres, $8.54 psf)
  (v)    Interest                            $537,518 (1 year - 9.75%)
  (vi)   Loan fees                           $231,000 (1.75% of $13,200,000)
  (vii)  Real estate taxes:                  $123,331 (1 year - land only)
  (ix)   Lease commission:                   $597,849 ($3.00 psf)
         Total                             $6,526,611
  Total to be paid to Tenant               $7,473,389
  for items (ii), (iii), (viii) & (x)

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Landlord  shall pay the loan  fees,  real  estate  taxes  and  lease  commission directly to the party owed as such amounts become due. In lieu of Landlord making progress payments to Tenant during the construction of the Building
Shell, Landlord shall pay Tenant on the Commencement Date, the sum of Seven Million Four Hundred Seventy Three Thousand Three Hundred Eighty Nine and No/100 Dollars ($7,473,389) to reimburse Tenant for Landlord's agreed share of the balance of the costs to construct the Building Shell. Tenant agrees to pay, at Tenant's expense, any additional costs necessary to complete the Building Shell in substantial conformance with the building shell plans attached as Exhibit "C" to the Lease.

2. Base Monthly Rent has been determined based on the formula contained in Exhibit "B," the Total Project Costs of $14,000,000 and the best available financing rate of 8% interest, 20 year amortization to be the sum of One Hundred Forty Thousand Five Hundred Twenty One and 93/100 Dollars ($140,521.93).

3. Final square footage of the Building is agreed by Landlord and Tenant to be 199,293 square feet.

4. All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this Amendment.

5. Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.

Landlord                                  Tenant
Great Oaks Interests,                     Komag Incorporated,
a California limited partnership          a Delaware corporation


By:  ___________________________          By: _____________________________
Its:  General Partner                     Its: VP & CFO


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